UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  04/26/2010

BMC Software, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  001-16393

Delaware	74-2126120
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

2101 CityWest Blvd.
Houston, TX 77042-2827
(Address of principal executive offices, including zip code)

713-918-8800
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Pending Bylaw Amendment

On April 26, 2010, the Board of Directors of BMC Software, Inc. (the "Company")approved an amendment to our Amended and Restated Bylaws (the "Bylaw Amendment"), subject to stockholder approval of a related amendment to the Company's Restated Certificate of Incorporation at the 2010 Annual Meeting (the "Charter Amendment"), to provide for the following stockholder voting standards:

-        in uncontested director elections, a nominee for election to the Board of Directors would be elected if the votes cast "for" the nominee exceed the votes cast "against" the nominee;
-        in contested director elections (where the number of nominees exceeds the number of directors to be elected), director nominees would be elected by a plurality of the votes cast; and
-        for matters other than the election of directors, the required vote for stockholder approval of a matter would be a majority of the total number of votes of the Company's capital stock represented at the stockholder meeting and entitled to vote on the matter (subject to any higher voting requirement required by applicable law, the Restated Certificate of Incorporation, the Amended and Restated Bylaws or applicable securities exchange rules).

The Bylaw Amendment does not become effective unless and until the Charter Amendment is approved by stockholders at the 2010 Annual Meeting and filed with the Secretary of State of the State of Delaware.

The pending amendment to Article II of the Amended and Restated Bylaws will replace language that provides for a plurality voting standard in director elections. The text of the Bylaw Amendment states:

"Unless otherwise required by law, the Restated Certificate of Incorporation of the Corporation, these Bylaws or the rules of any securities exchange on which the Corporation's shares are listed and traded, any matter brought before any meeting of stockholders, other than the election of directors, shall be decided by the vote of the holders of a majority of the total number of votes of the Corporation's capital stock represented at the meeting and entitled to vote on such matter, voting as a single class.

Except as provided in Section 2.2 of these Bylaws, a nominee for director shall be elected to the Board of Directors if the votes cast for such nominee's election exceed the votes cast against such nominee's election; provided, however, that directors shall be elected by a plurality of the votes cast at any meeting of stockholders for which the Secretary of the Corporation determines that the number of nominees exceeds the number of directors to be elected as of the record date of such meeting."

Item 8.01.    Other Events

Amendment to Corporate Governance Guidelines

On April 26, 2010, the Company's Board of Directors approved an amendment to the Company's Corporate Governance Guidelines, contingent upon stockholder approval of the Charter Amendment, to include a director resignation policy.

The pending amendment to the Corporate Governance Guidelines reads as follows:

"BMC's Bylaws provide that, in the case of uncontested elections, a director is elected if more shares vote in favor of the director nominee than against the director nominee. A director who fails to receive the required number of votes for election where the election is uncontested must, promptly following the certification of the stockholder vote, tender his or her written resignation to the Chairman of the Corporate Governance & Nominating Committee for consideration by the Board.

The Corporate Governance & Nominating Committee (excluding, if applicable, the director who tendered the resignation) will consider the tendered resignation and make a recommendation to the Board. The Board (excluding the director who tendered the resignation) will evaluate whether to accept or reject the resignation or take any other action in light of the best interests of BMC and its stockholders. In making this determination, the Board (and, in making its recommendation to the Board, the Corporate Governance & Nominating Committee) may consider any factors it deems relevant, including the director's qualifications, the director's past and expected future contributions to BMC, the overall composition of the Board and whether accepting the resignation would cause BMC to fail to meet any applicable rule or regulation.

The Board will accept or reject the resignation no later than 90 days following the date of the stockholders' meeting at which the election occurred. The Company will promptly and publicly disclose the Board's decision and, if applicable, the Board's reason or reasons for rejecting the tendered resignation.

The foregoing policy will be summarized in the proxy statement for each meeting of stockholders (annual or special) at which directors are to be elected."

The pending amendment to the Corporate Governance Guidelines does not become effective unless and until the Charter Amendment is approved by stockholders at the 2010 Annual Meeting and filed with the Secretary of State of the State of Delaware.

Item 9.01.    Financial Statements and Exhibits

(d) Exhibits

Exhibit Number    Description

3.1                Bylaw Amendment

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BMC Software, Inc.

Date: April 29, 2010	By:	/s/ Christopher C. Chaffin
Christopher C. Chaffin
Vice President, Deputy General Counsel & Assistant Secretary

EXHIBIT INDEX

Exhibit No.	Description
EX-3.1	Bylaw Amendment